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As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LATTICE SEMICONDUCTOR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0835214 (I.R.S. Employer Identification Number)
5555 N.E. Moore Court Hillsboro, Oregon 97124-6421 (503) 268-8000 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Stephen A. Skaggs
President
Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, Oregon 97214-6421
(503) 268-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Fore, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share, issuable upon exercise of an outstanding warrant to purchase shares of Common Stock	294,579(1)	$5.36(2)	$1,578,944	$201.00

(1)
Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 (c) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales prices of a share of the Registrant's Common Stock as reported by the Nasdaq National Market on November 30, 2004.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2004

PRELIMINARY PROSPECTUS

294,579 Shares

Lattice Semiconductor Corporation

Common Stock

        This prospectus relates to an aggregate of 294,579 shares of common stock, $0.01 par value, of Lattice Semiconductor Corporation that are issuable upon exercise of a warrant granted to Bain & Company, Inc., the selling securityholder identified in this prospectus. Bain & Company, Inc. may use this prospectus to resell up to 294,579 shares of our common stock issuable upon exercise of the warrant.

        The selling security holder is offering all of the shares to be sold in this offering. We will not receive any of the proceeds from the resale of the shares covered by this prospectus.

        Our common stock is traded on the Nasdaq National Market under the symbol "LSCC." On November 30, 2004, the last reported sale price for our common stock on the Nasdaq National Market was $5.34 per share.

        Investing in the common stock involves risks. See "Risk Factors" beginning on page 2 to read about risk factors you should consider before buying the common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        .

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SUMMARY

        Lattice Semiconductor Corporation designs, develops and markets high performance programmable logic devices, or PLDs, and related software. Programmable logic devices are widely-used semiconductor components that can be configured by end customers as specific logic circuits, and thus enable shorter design cycle times and reduced development costs. Our end customers are primarily original equipment manufacturers in the communications, computing, industrial, automotive, medical, consumer and military end markets.

        Lattice was incorporated in Oregon in 1983 and reincorporated in Delaware in 1985. Our principal offices are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124, our telephone number is (503) 268-8000 and our website can be accessed at www.latticesemi.com. Information contained on our website does not constitute part of this prospectus.

        Bain & Company, Inc., which we refer to in this prospectus as Bain, may use this prospectus to resell up to 294,579 shares of our common stock, which shares are issuable upon exercise of a warrant granted to Bain in connection with consulting services provided to us. The exercise price of the warrant is $7.45 per share, subject to adjustment in certain circumstances in accordance with the terms of the warrant. The warrant vests at a rate of 24,548.25 shares on the first day of each month, beginning March 1, 2004, subject to Bain's continued service as a consultant to us.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

        We may be unsuccessful in defining, developing or selling new products required to maintain or expand our business.

        As a semiconductor company, we operate in a dynamic environment marked by rapid product obsolescence. Our future success depends on our ability to introduce new or improved silicon and software products that meet customer needs while achieving acceptable margins. We are presently in the process of releasing next generation FPGA product families that are critical to our ability to address the FPGA segment of the programmable logic market. If we fail to introduce these, or other, new products in a timely manner or such products fail to achieve market acceptance, our operating results would be harmed.

        Fujitsu Limited has agreed to manufacture our next generation FPGA products on its 130 nanometer and 90 nanometer CMOS process technologies, as well as on a 130 nanometer technology with embedded Flash memory that we have jointly developed with Fujitsu. The success of our next generation FPGA products is dependent on our ability to successfully partner with Fujitsu, which has not previously manufactured any of our products. If for any reason we are unsuccessful in our efforts to partner with Fujitsu in connection with these next generation FPGA products, our future revenue growth would be materially adversely affected.

        The introduction of new silicon and software products in a dynamic market environment presents significant business challenges. Product development commitments and expenditures must be made well in advance of product sales. The market reception of new products depends on accurate projections of long-term customer demand, which by their nature are uncertain.

        Our future revenue growth is dependent on market acceptance of our new silicon and software product families and the continued market acceptance of our current products. The success of these products is dependent on a variety of specific technical factors including:

  •
  successful product definition;

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  timely and efficient completion of product design;

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  timely and efficient implementation of wafer manufacturing and assembly processes;

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  product performance;

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  product cost; and

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  the quality and reliability of the product.

        If, due to these or other factors, our new silicon and software products do not achieve market acceptance, our operating results would be harmed.

        Our products may not be competitive if we are unsuccessful in migrating our manufacturing processes to more advanced technologies or alternative fabrication facilities.

        To develop new products and maintain the competitiveness of existing products, we need to migrate to more advanced wafer manufacturing processes that use larger wafer sizes and smaller device geometries. We also may need to use additional foundries. Because we depend upon foundries to provide their facilities and support for our process technology development, we may experience delays in the availability of advanced wafer manufacturing process technologies at existing or new wafer fabrication facilities. As a result, volume production of our advanced process technologies at the fabs of Seiko Epson, UMC, Chartered Semiconductor, Fujitsu or future foundries may not be achieved. This could harm our operating results, including gross margin.

        The cyclical nature of the semiconductor industry may limit our ability to maintain or increase revenue levels and operating results during industry downturns.

        The semiconductor industry is highly cyclical, to a greater extent than other less technology-driven industries. Our financial performance has periodically been negatively affected by downturns in the semiconductor industry. Factors that contribute to these industry downturns include:

  •
  the cyclical nature of the demand for the products of semiconductor customers;

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  general reductions in inventory levels by customers;

  •
  excess production capacity;

  •
  general decline in end-user demand; and

  •
  accelerated declines in average selling prices.

        Historically, the semiconductor industry has experienced periodic downturns of varying degrees of severity and duration. Typically, after such downturns, semiconductor industry conditions improve, although such improvement may not be significant or sustainable. Increased demand for semiconductor industry products may not proportionately increase demand for programmable logic devices in general, or our products in particular. Even if demand for our products increases, average sales prices for our products may not increase, and could decline. Whenever adverse semiconductor industry conditions or other similar conditions exist, there is likely to be an adverse effect on our operating results.

        A downturn in the communications equipment and computing end markets could cause a reduction in demand for our products and limit our ability to maintain or increase revenue levels and operating results.

        The majority of our revenue is derived from customers in the communications equipment and computing end markets. Any deterioration in these end markets or any reduction in technology capital spending could lead to a reduction in demand for our products. Whenever adverse economic or end market conditions exist, there is likely to be an adverse effect on our operating results.

        We face risks related to implementation of new Sarbanes Oxley Section 404 Controls Audit requirements.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management assess our internal control over financial reporting annually and include a report on its assessment in our annual report. Our independent registered public accounting firm is required to audit both the design and operating effectiveness of our internal controls and management's assessment of the design and the operating effectiveness of its internal controls. Through its assessment process, management believes there are no known material weaknesses at this time. This will be the first year that we have undergone an audit of our internal controls and procedures, and it is possible that material weaknesses could be found. If we are unable to remediate any such weaknesses, management may be unable to conclude our controls are operating effectively and our independent registered public accounting firm may issue an adverse opinion on our internal controls. If this were to occur, particularly in light of our recent restatement, investor confidence regarding our internal controls could be harmed and our stock price could decline.

        We face risks related to our recent accounting restatement.

        On January 22, 2004, we announced that we had discovered possible accounting inaccuracies in previously reported quarterly financial statements. An internal investigation was conducted by the Audit Committee of our Board of Directors to determine the scope and magnitude of these inaccuracies. On

March 24, 2004, we announced that the Audit Committee had completed its internal accounting investigation and, as a result, we restated our financial statements for the first, second and third quarters of 2003 to correct inappropriate accounting entries and a failure to record a change in accounting estimate related to deferred income. On April 19, 2004, we filed such restated financial statements with Form 10Q/A for the affected quarters.

        The restatement of these financial statements has led to litigation claims and may lead to further litigation claims and/or regulatory proceedings against us. The defense of any such claims or proceedings may cause the diversion of management's attention and resources, and we may be required to pay damages if any such claims or proceedings are not resolved in our favor. Any litigation or regulatory proceeding, even if resolved in our favor, could cause us to incur significant legal and other expenses. Moreover, we may be the subject of negative publicity focusing on the financial statement inaccuracies and resulting restatement. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our common stock to decline.

        If we are unable to effectively and efficiently implement our plan to improve our internal controls there could be a material adverse effect on our operations or financial results.

        We received notice from our independent registered public accounting firm that, in connection with the 2003 year-end audit, the auditor identified a material weakness in our internal controls and procedures relating to separation of duties and establishment of standards for review of journal entries and related file documentation. We have implemented and are continuing to implement various initiatives intended to materially improve our internal controls and procedures to address this weakness. These initiatives address our control environment, organization and staffing, policies, procedures and documentation, and information systems. The implementation of these initiatives is one of our highest priorities. Our Board of Directors, in coordination with our Audit Committee, will continually assess the progress and sufficiency of these initiatives and make adjustments as necessary. However, no assurance can be given that we will be able to successfully implement our revised internal controls and procedures or that our revised controls and procedures will have the desired effect. In addition, we may be required to hire additional employees, and may experience higher than anticipated capital expenditures and operating expenses, during the implementation of these changes and thereafter. If we are unable to implement these changes effectively or efficiently, there could be a material adverse effect on our operations or financial results. Moreover, we could be subject to additional regulatory oversight and our business and reputation could be harmed.

        In addition, we may in the future experience accounting estimate changes related to our deferred income account, inventory account, investments, income tax liability, accounts receivable collectibility, or realization of goodwill and intangible assets, any of which could adversely affect our business and financial results.

        We face risks related to pending litigation.

        Beginning in September 2004, three complaints on behalf of a purported class of investors who purchased our common stock between April 22, 2003 and April 19, 2004 were filed in the United States District Court for the District of Oregon. These complaints generally allege that we and some of our officers violated provisions of the Securities Exchange Act of 1934. Similar complaints purporting to be derivative actions have been filed on our behalf in Oregon state court alleging that some of our directors and officers breached their fiduciary duties. These complaints arise out of our restatement of financial results for the first three quarters of 2003 to correct inappropriate accounting entries and a failure to record a change in accounting estimate related to deferred income. The expense of defending such litigation may be costly and divert management's attention from the day-to-day operations of our business, which could adversely affect our business and financial results. In addition, an unfavorable outcome in any such litigation could have a material adverse effect on our business and financial results.

        Our future quarterly operating results may fluctuate and therefore may fail to meet expectations.

        Our quarterly operating results including gross margin have fluctuated and may continue to fluctuate. Consequently, our operating results including gross margin may fail to meet the expectations of analysts and investors. As a result of industry conditions and the following specific factors, our quarterly operating results are more likely to fluctuate and are more difficult to predict than a typical non-technology company of our size and maturity:

  •
  general economic conditions in the countries where we sell our products;

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  conditions within the end markets into which we sell our products;

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  the cyclical nature of demand for our customers' products;

  •
  excessive inventory accumulation by our end customers;

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  the timing of our and our competitors' new product introductions;

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  product obsolescence;

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  the scheduling, rescheduling and cancellation of large orders by our customers;

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  our ability to develop new process technologies and achieve volume production at the fabs of Seiko Epson, UMC, Chartered Semiconductor, Fujitsu or at other foundries;

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  changes in manufacturing yields including delays in achieving target yields on New products;

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  adverse movements in exchange rates, interest rates or tax rates; and

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  the availability of adequate supply commitments from our wafer foundries and assembly and test subcontractors.

        As a result of these factors, our past financial results are not necessarily a good predictor of our future results.

        Our stock price may continue to experience large fluctuations.

        In recent years, the price of our common stock has fluctuated greatly. These price fluctuations have been rapid and severe and have left investors little time to react. The price of our common stock may continue to fluctuate greatly in the future due to a variety of company specific factors, including:

  •
  quarter-to-quarter variations in our operating results;

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  shortfalls in revenue or earnings from levels expected by securities analysts; and

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  announcements of technological innovations or new products by other companies.

        Presently, our stock price is trading near our consolidated book value. A sustained decline in our stock price may result in a write-off of goodwill.

        Our wafer supply may be interrupted or reduced, which may result in a shortage of products available for sale.

        We do not manufacture finished silicon wafers. Currently, substantially all of our silicon wafers are manufactured by Seiko Epson and Fujitsu in Japan, UMC in Taiwan, and Chartered Semiconductor in Singapore. If any of our current or future foundry partners significantly interrupts or reduces our wafer supply, our operating results could be harmed.

        In the past, we have experienced delays in obtaining wafers and in securing supply commitments from our foundries. At present, we anticipate that our supply commitments are adequate. However, these existing supply commitments may not be sufficient for us to satisfy customer demand in future periods. Additionally, notwithstanding our supply commitments we may still have difficulty in obtaining wafer deliveries consistent with the supply commitments. We negotiate wafer prices and supply commitments from our suppliers on at least an annual basis. If any of our foundry partners were to reduce its supply commitment or increase its wafer prices, and we cannot find alternative sources of wafer supply, our operating results could be harmed.

        Many other factors that could disrupt our wafer supply are beyond our control. Since worldwide manufacturing capacity for silicon wafers is limited and inelastic, we could be harmed by significant industry-wide increases in overall wafer demand or interruptions in wafer supply. Additionally, a future disruption of any of our foundry partners' foundry operations as a result of a fire, earthquake, act of terrorism, or other natural disaster or catastrophic event could disrupt our wafer supply and could harm our operating results.

        If our foundry partners experience quality or yield problems, we may face a shortage of products available for sale.

        We depend on our foundries to deliver reliable silicon wafers with acceptable yields in a timely manner. As is common in our industry, we have experienced wafer yield problems and delivery delays. If our foundries are unable for a prolonged period to produce silicon wafers that meet our specifications, with acceptable yields, our operating results could be harmed.

        The majority of our revenue is derived from products based on a specialized silicon wafer manufacturing process technology called E2CMOS®. The reliable manufacture of high performance E2CMOS semiconductor wafers is a complicated and technically demanding process requiring:

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  a high degree of technical skill;

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  state-of-the-art equipment;

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  the absence of defects in the masks used to print circuits on a wafer;

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  the elimination of minute impurities and errors in each step of the fabrication process; and

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  effective cooperation between the wafer supplier and us.

        As a result, our foundries may experience difficulties in achieving acceptable quality and yield levels when manufacturing our silicon wafers.

        If our assembly and test contractors experience quality or yield problems, we may face a shortage of products available for sale.

        We rely on contractors to assemble and test our devices with acceptable quality and yield levels. As is common in our industry, we have experienced quality and yield problems in the past. If we experience prolonged quality or yield problems in the future, our operating results could be harmed.

        The majority of our revenue is derived from semiconductor devices assembled in advanced packages. The assembly of advanced packages is a complex process requiring:

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  a high degree of technical skill;

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  state-of-the-art equipment;

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  the absence of defects in lead frames used to attach semiconductor devices to the package;

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  the elimination of raw material impurities and errors in each step of the process; and

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  effective cooperation between the assembly contractor and us.

        As a result, our contractors may experience difficulties in achieving acceptable quality and yield levels when assembling and testing our semiconductor devices.

        Deterioration of conditions in Asia may disrupt our existing supply arrangements and result in a shortage of finished products available for sale.

        All of our major silicon wafer suppliers operate fabs located in Asia. Our finished silicon wafers are assembled and tested by independent contractors located in China, Malaysia, the Philippines, South Korea and Taiwan. Economic, financial, social and political conditions in Asia have historically been volatile. Financial difficulties, governmental actions or restrictions, prolonged work stoppages or any other difficulties experienced by our suppliers may disrupt our supply and could harm our operating results.

        Export sales account for a substantial portion of our revenues and may decline in the future due to economic and governmental uncertainties.

        Our export sales are affected by unique risks frequently associated with foreign economies including:

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  changes in local economic conditions;

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  exchange rate volatility;

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  governmental controls and trade restrictions;

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  export license requirements and restrictions on the export of technology;

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  political instability or terrorism;

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  changes in tax rates, tariffs or freight rates;

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  interruptions in air transportation; and

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  difficulties in staffing and managing foreign sales offices.

        We may not be able to successfully compete in the highly competitive semiconductor industry.

        The semiconductor industry is intensely competitive and many of our direct and indirect competitors have substantially greater financial, technological, manufacturing, marketing and sales resources. If we are unable to compete successfully in this environment, our future results will be adversely affected.

        The current level of competition in the programmable logic market is high and may increase in the future. We currently compete directly with companies that have licensed our technology or have developed similar products. We also compete indirectly with numerous semiconductor companies that offer products and solutions based on alternative technologies. These direct and indirect competitors are established multinational semiconductor companies as well as emerging companies. We also may experience significant competition from foreign companies in the future.

        We may fail to retain or attract the specialized technical and management personnel required to successfully operate our business.

        To a greater degree than most non-technology companies or larger technology companies, our future success depends on our ability to attract and retain highly qualified technical and management personnel. As a mid-sized company, we are particularly dependent on a relatively small group of key employees. Competition for skilled technical and management employees is intense within our industry. As a result, we may not be able to retain our existing key technical and management personnel. In addition, we may not be able to attract additional qualified employees in the future. If we are unable to retain existing key employees or are unable to hire new qualified employees, our operating results could be adversely affected.

        If we are unable to adequately protect our intellectual property rights, our financial results and competitive position may suffer.

        Our success depends in part on our proprietary technology. However, we may fail to adequately protect this technology. As a result, we may lose ourcompetitive position or face significant expense to protect or enforce our intellectual property rights.

        We intend to continue to protect our proprietary technology through patents, copyrights and trade secrets. Despite this intention, we may not be successful in achieving adequate protection. Claims allowed on any of our patents may not be sufficiently broad to protect our technology. Patents issued to us also may be challenged, invalidated or circumvented. Finally, our competitors may develop similar technology independently.

        Companies in the semiconductor industry vigorously pursue their intellectual property rights. If we become involved in protracted intellectual property disputes or litigation we may utilize substantial financial and management resources, which could have an adverse effect on our operating results.

        Our industry is characterized by frequent claims regarding patents and other intellectual property rights of others. We have been, and from time-to-time expect to be, notified of claims that we are infringing the intellectual property rights of others. If any third party makes a valid claim against us, we could face significant liability and could be required to make material changes to our products and processes. In response to any claims of infringement, we may seek licenses under patents that we are alleged to be infringing. However, we may not be able to obtain a license on favorable terms or without our operating results being adversely affected.

        Our marketable securities, which we hold for strategic reasons, are subject to equity price risk and their value may fluctuate.

        Currently we hold substantial equity in UMC, which we acquired as part of a strategic investment to obtain certain manufacturing rights. The market price and valuation of these equity shares has fluctuated widely due to business, stock market or other conditions over which we have little control. During the year ended December 31, 2001, we recorded a $152.8 million pre-tax impairment loss related to this investment. In the future, UMC shares may continue to experience significant price volatility. In the second quarter of 2002 and the first nine months of 2004, we sold a portion of our UMC shares, but have otherwise not attempted to reduce or eliminate this equity price risk through hedging or similar techniques and hence substantial, sustained changes in the market price of UMC shares could impact our financial results. To the extent that the market value of our UMC shares experiences a significant decline for an extended period of time, our net income could be reduced.

        Proposed changes in accounting for equity compensation could adversely affect earnings or could adversely affect our ability to attract and retain employees.

        We have historically used stock options as a key component of employee compensation in order to align employees' interests with the interests of our stockholders, encourage employee retention, and provide competitive compensation packages. The Financial Accounting Standards Board and other agencies have proposed changes to generally accepted accounting principles that would require us and other companies to record a charge to earnings for employee stock option grants and other equity incentives. To the extent that these or other new regulations make it more difficult or expensive to grant options to employees, we may incur increased compensation costs, change our equity compensation strategy or find it difficult to attract, retain, and motivate employees. Any of these results could materially and adversely affect our business.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. We use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "may," "will," "should," "continue," "ongoing," "future," "potential" and similar words or phrases to identify forward-looking statements.

        Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in them. Among the key factors that could cause our actual results to differ materially from the forward-looking statements are delay in product or technology development, change in economic conditions of the various markets we serve, lack of market acceptance or demand for our new products, dependencies on silicon wafer suppliers and semiconductor assemblers, the impact of competitive products and pricing, opportunities or acquisitions that we pursue, the availability and terms of financing, and the other risks that are described herein and that are otherwise described from time to time in our filings with the Securities and Exchange Commission that are incorporated herein by reference. You should not unduly rely on forward-looking statements because our actual results could materially differ from those expressed in any forward-looking statements made by us. Further, any forward-looking statement applies only as of the date on which it is made. We are not required to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        The proceeds received by us upon exercise of the warrant held by the selling security holder will be used for general working capital purposes. We will not receive any proceeds from the sale of the common stock by the selling security holder.

DIVIDEND POLICY

        We have never declared or paid cash dividends on our common stock. Our board of directors currently intends to retain all earnings for use in our business. Therefore, we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

SELLING SECURITY HOLDER

        This prospectus relates to the periodic offers and sales by Bain of up to an aggregate of 294,579 shares of our common stock issuable upon exercise of a warrant to purchase our common stock.

        The following table sets forth the number of shares of our common stock beneficially owned by the selling security holder as of November 4, 2004, and the number of shares to be offered for the account of the selling security holder. No estimate can be given as to the number of shares that will be held by the selling security holder after completion of this offering because the selling security holder may offer all or some of the shares beneficially owned by it and any time, and because we are not aware of any agreements, arrangements or understandings with respect to the sale of any of those shares. Except as set forth in the footnotes below, the selling security holder has had no position, office or other material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours.

Name of Holder	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)	Number of Shares to be Offered for Sale Hereby
Bain & Company, Inc.(2)	815,328	*	294,579

*
Less than one percent of our outstanding common stock.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act. The percentage of beneficial ownership is based on 113,422,081 shares of common stock outstanding on November 4, 2004.

(2)
Number of shares beneficially owned includes an aggregate of 815,328 shares of common stock issuable upon exercise of warrants exercisable within 60 days of November 4, 2004. The 294,579 shares of common stock to be offered by Bain hereby are issuable upon exercise of a warrant, which vests at a rate of 24,548.25 shares on the first day of each month, subject to Bain's continued service as a consultant to us. The vesting period for the warrant commenced on March 1, 2004. As of November 4, 2004, the warrant was exercisable for 220,934 shares. Other than the performance of consulting services for us in the ordinary course of business, we do not have a material relationship with the selling security holder.

PLAN OF DISTRIBUTION

        The selling security holder, or its pledgee, donee, transferees or other successors in interest, may sell all or a portion of the shares from time to time. The selling security holder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling security holder may sell the shares being offered hereby on The Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices. The shares may be sold, without limitation, by one or more of the following means of distribution:

  •
  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

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  an over-the-counter distribution in accordance with the rules of The Nasdaq National Market;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

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  face-to-face or other direct transactions between the selling security holder and purchasers without a broker or other intermediary.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

        In effecting sales, brokers or dealers engaged by the selling security holder may arrange for other brokers or dealers to participate in the resales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling security holder in amounts to be negotiated in connection with the sale. These broker-dealers and agents, any other participating broker-dealers or agents, and the selling security holder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with these sales. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling security holder may be deemed to be an "underwriter," the selling security holder will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended. Additionally, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

        In connection with distributions of shares or otherwise, the selling security holder may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the shares registered under this prospectus in the course of hedging the positions they assume with the selling security holder. The selling security holder may also sell shares short and deliver the shares to close out these short positions. The selling security holder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered under this prospectus, which the broker-dealer may resell pursuant to this prospectus. The selling security holder may also pledge the shares registered under this prospectus to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares under this prospectus.

        We will file a supplement to this prospectus, if required, upon being notified by the selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, secondary distribution, purchase by a broker-dealer or otherwise. The supplement will disclose the name of the selling security holder and participating broker-dealers, the number of shares involved, the price at which the shares were sold, the commissions paid or discounts or concessions allowed to the broker-dealers, and any other facts material to the transaction. We will file a post-effective amendment to the registration statement, of which this prospectus is a part, to include any material information not previously disclosed, or any material change, with respect to the plan of distribution.

        We have advised the selling security holder that during the time that it may be engaged in a distribution of the shares included under this prospectus, it is required to comply with Regulation M of the Securities Exchange Act of 1934, as amended. With specified exceptions, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until that entire distribution is complete.

        The selling security holder will pay all sales commissions and similar expenses related to the sale of the shares by it. We will pay all expenses related to the registration of the shares.

        We cannot assure you that the selling security holder will sell all or any of the shares of common stock offered pursuant to this prospectus.

VALIDITY OF COMMON STOCK

        The validity of the issuance of the common stock in this offering will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

        The consolidated financial statements and financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Lattice Semiconductor Corporation for the year ended January 3, 2004, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Such material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the Internet (http://www.sec.gov).

        Our common stock is quoted on The Nasdaq National Market under the symbol "LSCC." You may inspect reports and other information concerning us at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, which were filed by us with the Securities and Exchange Commission, and any future filings made by us with the Securities and Exchange Commission under Sections 13(a),

13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, until our offering is complete, are incorporated by reference into this prospectus:

  •
  the description of our common stock contained in our registration statement on Form 8-A, filed on September 27, 1989, including any amendments or reports filed for the purpose of updating such description;

  •
  our Annual Report on Form 10-K for the fiscal year ended January 3, 2004, filed on April 1, 2004, including the information incorporated by reference therein from our definitive Proxy Statement filed on April 8, 2004;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2004, filed on May 12, 2004;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2004, filed on August 11, 2004;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004, filed on November 10, 2004; and

  •
  our current reports on Form 8-K filed on March 19, 2004 (but only with respect to information deemed to be filed with such report), March 24, 2004 (relating to our earnings announcement, but only with respect to information deemed to be filed with such report), March 24, 2004 (relating to Fujitsu Limited announcement), April 7, 2004, September 8, 2004, September 10, 2004, and September 15, 2004.

        Information contained in the above-listed reports, and in any reports that we file in the future that are incorporated by reference herein, that has been or is furnished to, and not filed with, the Securities and Exchange Commission shall not be deemed to be incorporated by reference into this prospectus.

        In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial registration statement and before the date of effectiveness of the registration statement are deemed to be incorporated by reference into, and to be a part of, this prospectus from the date of filing of those documents.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of our filings with the Securities and Exchange Commission, at no cost, by writing or telephoning us at the following:

Investor Relations Department Lattice Semiconductor Corporation 5555 N.E. Moore Court Hillsboro, Oregon 97124-6421 Telephone: (503) 268-8000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee	$201.00
Fees and expenses of counsel	10,000.00
Fees and expenses of accountants	8,000.00
Miscellaneous	4,000.00

Total	$22,201.00

        Except for the Securities and Exchange Commission (the "Commission") registration fee, all of the foregoing expenses have been estimated. All of the above expenses will be paid by Lattice.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Our Restated Certificate of Incorporation, as amended (the "Certificate"), limits, to the maximum extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law"), as the same exists or may hereafter be amended, the personal liability of directors for monetary damages for their conduct as a director. Our Bylaws (the "Bylaws") provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law against expenses, including attorneys fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising out of their status as our agent. Our Bylaws also allow us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents against any liability arising out of the person's status as such, whether or not we would have the power to indemnify the person under Delaware Law.

        Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

        Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Certificate have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is therefore unenforceable.

ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-4 of this Registration Statement on Form S-3).

ITEM 17. UNDERTAKINGS.

A.
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on November 30, 2004.

LATTICE SEMICONDUCTOR CORPORATION
By:	/s/ STEPHEN A. SKAGGS Name: Stephen A. Skaggs Title: President and Secretary

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ CYRUS Y. TSUI Cyrus Y. Tsui	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	November 30, 2004
/s/ STEPHEN A. SKAGGS Stephen A. Skaggs	President and Secretary `	November 30, 2004
/s/ JAN JOHANNESSEN Jan Johannessen	Corporate Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Assistant Secretary	November 30, 2004
/s/ MARK O. HATFIELD Mark O. Hatfield	Director	November 30, 2004
/s/ DANIEL S. HAUER Daniel S. Hauer	Director	November 30, 2004
/s/ SOO BOON KOH Soo Boon Koh	Director	November 30, 2004
/s/ HARRY A. MERLO Harry A. Merlo	Director	November 30, 2004

LATTICE SEMICONDUCTOR CORPORATION
REGISTRATION STATEMENT ON FORM S-3
INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Counsel to the Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on page II-4 of this Registration Statement on Form S-3).

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PRELIMINARY PROSPECTUS 294,579 Shares Lattice Semiconductor Corporation Common Stock
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
SELLING SECURITY HOLDER
PLAN OF DISTRIBUTION
VALIDITY OF COMMON STOCK
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
LATTICE SEMICONDUCTOR CORPORATION REGISTRATION STATEMENT ON FORM S-3 INDEX TO EXHIBITS